Exhibit 24.1
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each of Pike Electric Corporation and the several undersigned Officers and Directors thereof whose signatures appear below, hereby makes, constitutes and appoints Anthony K. Slater, James R. Fox and Timothy Harshbarger, and each of them acting individually, its and his true and lawful attorneys with power to act without any other and with full power of substitution, to execute, deliver and file in its and his name and on its and his behalf, and in each of the undersigned Officer’s and Director’s capacity or capacities as shown below, (a) one or more Registration Statements of Pike Electric Corporation on Form S-8 relating to the issuance of Common Stock of Pike Electric Corporation pursuant to the Pike Electric Corporation 2008 Omnibus Incentive Compensation Plan, as amended and restated effective November 3, 2011, and as may be subsequently amended, and any and all documents in support thereof or supplemental thereto and any and all amendments, including any and all post-effective amendments, to the foregoing (hereinafter called the “Registration Statements”), and (b) such registration statements, petitions, applications, consents to service of process or other instruments, any and all documents in support thereof or supplemental thereto, and any and all amendments or supplements to the foregoing, as may be necessary or advisable to qualify or register the securities covered by said Registration Statements under such securities laws, regulations or requirements as may be applicable; and each of Pike Electric Corporation and said Officers and Directors hereby grants to said attorneys, and to each of them, full power and authority to do and perform each and every act and thing whatsoever as said attorneys or attorney may deem necessary or advisable to carry out fully the intent of this power of attorney to the same extent and with the same effect as Pike Electric Corporation might or could do, and as each of said Officers and Directors might or could do personally in his or her capacity or capacities as aforesaid, and each of Pike Electric Corporation and said Officers and Directors hereby ratifies and confirms all acts and things which said attorneys or attorney might do or cause to be done by virtue of this power of attorney and its, his or her signature as the same may be signed by said attorneys or attorney, or any of them, to any or all of the following (and/or any and all amendments and supplements to any or all thereof): such Registration Statements under the Securities Act of 1933, as amended, and all such registration statements, petitions, applications, consents to service of process and other instruments, and any and all documents in support thereof or supplemental thereto, under such securities laws, regulations and requirements as may be applicable.

IN WITNESS WHEREOF, Pike Electric Corporation has caused this power of attorney to be signed on its behalf, and each of the undersigned Officers and Directors in the capacity or capacities noted has hereunto set his or her hand as of the date indicated below.

PIKE ELECTRIC CORPORATION
By:	/s/ Anthony K. Slater
Anthony K. Slater
Executive Vice President and Chief Financial Officer
Dated: November 3, 2011

Signature	Title	Date

/s/ J. Eric Pike J. Eric Pike	Chairman, Chief Executive Officer and President (Principal Executive Officer)	November 3, 2011

/s/ Anthony K. Slater Anthony K. Slater	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	November 3, 2011

/s/ Jeffrey S. Calhoun Jeffrey S. Calhoun	Chief Accounting Officer (Principal Accounting Officer)	November 3, 2011

/s/ Charles E. Bayless Charles E. Bayless	Director	November 3, 2011

/s/ James R. Helvey III James R. Helvey III	Director	November 3, 2011

/s/ Peter Pace Peter Pace	Director	November 3, 2011

/s/ Robert D. Lindsay Robert D. Lindsay	Director	November 3, 2011

/s/ Daniel J. Sullivan III Daniel J. Sullivan III	Director	November 3, 2011

/s/ Louis F. Terhar Louis F. Terhar	Director	November 3, 2011

/s/ J. Russell Triedman J. Russell Triedman	Director	November 3, 2011